EXHIBIT 99.1

SMTC Announces Results of Rights Offering

TORONTO, Aug. 28, 2018 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced the results of its rights offering to shareholders of record, which closed to subscriptions on August 22, 2018.  Aggregate gross proceeds to the Company were approximately $13.0 million, which is the maximum amount allowable under the terms of this Rights Offering and is intended to support the company’s growth plans.

Although the Company capped the maximum offering amount at $13.0 million, shareholders submitted subscriptions for approximately $20 million (including backstop agreements), or 153% of the permitted subscriptions in the Rights Offering.  As a result, the number of shares sold pursuant to oversubscription privileges to participants who exercised their oversubscription privilege was prorated according to the formulas described in the offering prospectus relating to the Rights Offering.

SMTC sold an aggregate of 5,777,768 shares of common stock at a purchase price of $2.25 per share. A total of 3,458,609 shares will be issued pursuant to the basic rights exercised, and 2,319,159 shares will be issued pursuant to the oversubscription privilege. Because the Company reached the cap of its offering in connection with selling shares pursuant to the basic rights and the oversubscription privilege, no additional shares will be issued in connection with previously-announced backstop commitments. Red Oak Partners LLC and Wynnefield Funds, the Company's largest stockholders, as well as all of the Company’s directors and CEO fully exercised their basic rights and Red Oak LLC Partners and certain of the Company’s directors also participated and exercised their oversubscription privilege.

The shares of common stock are expected to be distributed to applicable offering participants through the Company's transfer agent or through the clearing systems of the Depository Trust Company, commencing, August 29 2018. Following this offering, the Company will have 23,081,278 common shares outstanding.

The Rights Offering was made pursuant to a prospectus supplement, filed July 23, 2018 (the “Prospectus Supplement”), to its previously filed shelf Registration Statement on Form S-3 (the “Registration Statement”) deemed effective by the Securities and Exchange Commission (“SEC”) on July 2, 2018.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Except for the factual statements made herein, the information contained in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s growth strategy, impact of the filing of a Form S-3 shelf registration on SMTC’s financial flexibility and access to capital markets. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those risk factors set forth in SMTC’s Form 10-K for the year ended December 31, 2017 and other factors detailed from time to time in our periodic reports filed with the SEC. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

About SMTC Corporation

SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, networking and computing, power and energy and medical market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com